UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 11, 2024

First Eagle Private Credit Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas
New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 698-3300

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

September 2024 Distributions

On September 30, 2024, First Eagle Private Credit Fund (the “Fund”) declared regular distributions for the common shares of beneficial interest (the “Shares”) in the amount of $0.21/share. The distribution for the Shares is payable to shareholders of record as of the open of business on September 30, 2024 and will be paid on or about October 29, 2024.

These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Investment Portfolio

As of June 30, 2024, the asset mix of the Fund’s investment portfolio at fair market value, was as follows(1):

• Direct Lending(2):	21%
• Club Loans(3):	18%
• Syndicated Loans (4):	61%

(1)	Measured as the fair market value of investments for each category against the total fair market value of all investments.
(2)	Direct Lending involves loans where the Fund lends directly to the borrower and holds the loan generally on its own or only with affiliates and in some cases, third-party lenders.
(3)	Club Loans are directly originated first lien senior secured loans or asset-based loans in which the Fund co-invests with a small number of third party private debt providers.
(4)	Syndicated Loans are generally originated by a bank and then syndicated, or sold, in several pieces to other investors.

Asset-based lending

As of June 30, 2024, the fair market value of asset-based lending (“ABL”) investments represented 3.4% of the total fair market value of all investments.

Direct Lending

As of June 30, 2024, the Direct Lending portfolio had the following characteristics:

• Average spread(1):	5.97%
• Average EBITDA(2):	$20.8M
• Average LTV(3):	34.2%
• Average company leverage(4):	3.4x

(1)	Weighted average spread above the applicable reference rate (i.e. SOFR, Base Rate, etc.) for the Direct Lending portfolio, weighted based on the fair value of each respective investment.

(2)

Average adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Direct Lending portfolio, weighted based on fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Fund’s valuation designee (“Valuation Designee”) and excludes quoted assets and ABL investments, as well as companies with negative or de minimis EBITDA. Amounts are derived from the most recently available portfolio company financial statements, have not been independently estimated by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

(3)

Average loan-to-value (“LTV”) represents the net ratio of loan-to value for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of the information.

(4)

Average company leverage represents the leverage ratio for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments, as well as companies with negative or de minimis EBITDA. Company leverage is calculated as the current total debt as defined in the underlying applicable investment credit agreement through each respective loan tranche divided by the adjusted EBITDA as defined in the underlying applicable investment credit agreement of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of the information.

Item 9.01

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: October 11, 2024	By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel and Secretary